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                                                                      EXHIBIT 11

                            VERSO TECHNOLOGIES, INC.
              STATEMENT OF COMPUTATION OF NET LOSS PER COMMON SHARE

                                                                                          YEARS ENDED DECEMBER 31,
                                                                                ----------------------------------------------
                                                                                  2000               1999               1998
                                                                                --------           --------           --------
                                                                                 (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Net loss attributable to common shareholders                                    $(55,482)          $ (9,838)          $ (6,483)
                                                                                ========           ========           ========
Weighted average number of common shares outstanding                              25,903             23,728             22,731
                                                                                ========           ========           ========
Basic net loss per common share                                                 $  (2.14)          $  (0.41)          $  (0.29)
                                                                                ========           ========           ========
Shares used in diluted net loss per share calculation:
    Weighted average number of common shares outstanding                          25,903             23,728             22,731

    Additional shares assumed outstanding from dilutive stock
       options, warrants and convertible subordinated debentures
       used in diluted loss per share calculation (a)                                 --                 --                 --
                                                                                --------           --------           --------
                                                                                  25,903             23,728             22,731
                                                                                ========           ========           ========

Diluted net loss per common share                                               $  (2.14)          $  (0.41)          $  (0.29)
                                                                                ========           ========           ========

(a) since stock options, warrants and convertible subordinated debentures are antidilutuive to the loss per common share calculation, they are not considered in the loss per share calculations in 2000, 1999 and 1998.